CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 20 to the Registration Statement of Franklin New York Tax-Free Income Fund on Form N-1A File Nos. 2-77880 of our report dated July 8, 1997 on our audit of the financial statements and financial highlights of Franklin New York Tax-Free Income Fund, which report is included in the Annual Report to Shareholders for the year ended May 31, 1997 which is incorporated by reference in the Registration Statement.

                                 /S/COOPERS & LYBRAND L.L.P.
                                    COOPERS & LYBRAND L.L.P.

San Francisco, California
September 23, 1997